Press Release
For Further Information Contact:

INVESTORS:	MEDIA:
Kevin Twomey	Karen Rugen
717-731-6540	717-730-7766
or investor@riteaid.com

FOR IMMEDIATE RELEASE

RITE AID ANNOUNCES SECOND QUARTER RESULTS

•	Reports Second Quarter Loss of $.10 Per Diluted Share Compared to a Loss of $.02 Per Diluted Share in Prior Year

•	Reports Second Quarter Adjusted EBITDA of $261.5 Million Compared to Adjusted EBITDA of $154.7 Million in Prior Year

•	Updates Fiscal 2008 Guidance; Increases Synergies Expected from Brooks Eckerd Acquisition

CAMP HILL, PA, September 27, 2007 - Rite Aid Corporation (NYSE: RAD) today announced financial results for its second quarter ended September 1, 2007.  Other than same-store comparisons, results for the second quarter reflect the acquisition of the Brooks Eckerd stores and distribution centers acquired June 4, 2007.

Revenues for the 13-week second quarter were $6.60 billion versus revenues of $4.29 billion in the prior year second quarter.  Revenues increased 53.9 percent.

Same store sales increased 1.1 percent during the second quarter as compared to the year-ago like period, consisting of a 1.4 percent pharmacy same store sales increase and a 0.6 percent increase in front-end same store sales.  The number of prescriptions filled in same stores increased 0.4 percent. (The acquired Brooks Eckerd stores are excluded from the same store sales and prescription count calculations.)  Prescription sales accounted for 67.4 percent of total sales, and third party prescription sales represented 95.9 percent of pharmacy sales.

Net loss for the quarter was $69.6 million or $.10 per diluted share compared to last year’s second quarter net loss of $0.3 million or $.02 per diluted share. The increases in adjusted EBITDA of $106.8 million and income tax benefit of $36.1 million were exceeded by the increase in expenses resulting from the Brooks Eckerd acquisition, which included an increase in depreciation and amortization of $65.2 million, additional interest expense of $55.1 million, integration expense of $52.1 million, a one-time financing commitment charge of $12.9 million and an increase in stock-based compensation expense of $6.7 million.

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Rite Aid FY'08 Second Quarter Release - page 2

Adjusted EBITDA (which is reconciled to net loss on the attached table) was $261.5 million or 4.0 percent of revenues for the second quarter compared to $154.7 million or 3.6 percent of revenues for last year’s second quarter.  The $106.8 million increase in adjusted EBITDA was due to the increase in revenues, which came primarily from acquired Brooks Eckerd stores, along with an improvement in gross margin rate. Excluding occupancy expenses related to the company’s new and relocated store program, expenses as a percent of revenues were lower.

“We had a strong second quarter. We grew our business, improved the gross margin rate and controlled expenses.  Our integration of Brooks Eckerd is off to an excellent start, and we’re seeing more cost-saving synergies from the acquisition than we initially expected,” said Mary Sammons, Rite Aid chairman, president and CEO.   “At the same time we’re converting the acquired stores to Rite Aid, we’re also continuing our organic store growth and remain on target to open 125 new and relocated stores this year. We’re on track to deliver the full potential of a bigger and better Rite Aid.”

In the second quarter, the company acquired 1,854 Brooks Eckerd stores, opened 11 stores, relocated 8 stores, acquired one other store and closed or sold 56 stores, which include the 23 divestitures required by the Federal Trade Commission (FTC).  Stores in operation at the end of the quarter totaled 5,142.

Company Confirms Fiscal 2008 Adjusted EBITDA Guidance, Updates Other Fiscal 2008 Guidance

Rite Aid confirmed its fiscal 2008 guidance for adjusted EBITDA, integration expenses and capital expenditures and increased its guidance for acquisition-related cost savings. The company now expects acquisition-related cost savings for fiscal 2008 to be approximately $200 million, as compared to the previous guidance of approximately $155 million, which are expected to come primarily from the areas of merchandising, purchasing, advertising, distribution and administration.

Adjusted EBITDA (which is reconciled to net loss on the attached table) is expected to be between $1.0 billion and $1.1 billion, including the nine months of acquisition-related cost savings of approximately $200 million.  Integration expense is expected to be $145 million.  Capital expenditures, including integration capital expenditures but excluding proceeds from sale and leaseback transactions, are expected to be between $825 million and $875 million.  Proceeds from sale and leaseback transactions are expected to be approximately $100 million.

As a result of current sales trends, the company revised its guidance for sales and same store sales.  Sales are expected to be between $24.5 billion and $25.1 billion. Same store sales, which will not include the acquired stores until one year after close, are expected to improve 1.3 percent to 3.3 percent over fiscal 2007.  This compares to previous fiscal 2008 sales guidance of between $25.3 billion and $26.0 billion, with same store sales improving 3.8 percent to 5.8 percent over fiscal 2007.

Based primarily on recent market changes in interest rates and an increase in amortization expense related to acquired intangible assets, net loss for fiscal 2008 is expected to be between $78 million and $161 million or a loss per diluted share of $.15 to $.27.  This compares to previous fiscal 2008 net loss guidance of $47 million to $129 million or a loss per diluted share of $.11 to $.23.

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Rite Aid FY'08 Second Quarter Release - page 3

Increases Acquisition-Related Cost Savings Guidance for Fiscal 2009

Rite Aid also increased its guidance for acquisition-related cost savings for fiscal 2009 to $300 million as compared to previous guidance of $225 million, which are expected to come primarily from the areas of merchandising, purchasing, advertising, distribution and administration. Accretion related to the Brooks Eckerd acquisition in fiscal 2009 is now expected to be $.12 to $.14 per diluted share as a result of delay in the timing of closed store charges.  Previously the company expected the acquisition to be accretive in fiscal 2009 by $.18 to $.20 per diluted share.

Conference Call Broadcast

Rite Aid will hold an analyst call at 8:30 a.m. Eastern Time today with remarks by Rite Aid's management team. The call will be simulcast via the internet and can be accessed through the websites www.riteaid.com in the conference call section of investor information and www.StreetEvents.com.  A playback of the call will be available on both sites starting at 12 p.m. Eastern Time today.  A playback of the call will also be available by telephone for 48 hours beginning at 12 p.m. Eastern Time today until 12 p.m. Eastern Time on September 29.  The playback number is 1-800-642-1687 from within the U.S. and Canada or 1-706-645-9291 from outside the U.S. and Canada with the eight-digit reservation number 16088846.

Rite Aid Corporation is one of the nation’s leading drugstore chains with annual revenues of more than
$27 billion and more than 5,100 stores in 31 states and the District of Columbia.  Information about Rite Aid, including corporate background and press releases, is available through the company’s website at www.riteaid.com.

This press release may contain forward-looking statements, which are subject to certain risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements.  Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include our high level of indebtedness, our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our senior secured credit facility and other debt agreements, our ability to improve the operating performance of our  stores  in accordance with our long term strategy, our ability to realize the benefits of the Brooks Eckerd acquisition, our ability to hire and retain pharmacists and other store personnel, the efforts of private and public third-party payors to reduce prescription drug reimbursements and encourage mail order, competitive pricing pressures, continued consolidation of the drugstore industry, changes in state or federal legislation or regulations, the outcome of lawsuits and governmental investigations, general economic conditions and inflation, interest rate movements and  access to capital.  Consequently, all of the forward-looking statements made in this press release are qualified by these and other factors, risks and uncertainties.  Readers are also directed to consider other risks and uncertainties discussed in documents filed by the Company with the Securities and Exchange Commission.  Forward-looking statements can be identified through the use of words such as "may", "will", "intend", "plan", "project", "expect", "anticipate", "could", "should", "would", "believe", "estimate", "contemplate", and "possible".

See the attached table or the 8-K furnished to the Securities and Exchange Commission on September 27, 2007 for definition, purpose and reconciliation of a non-GAAP financial measure referred to herein to the most comparable GAAP financial measure.

###

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
(Dollars in thousands)
(unaudited)

	September 1, 2007	March 3, 2007
ASSETS
Current assets:
Cash and cash equivalents	$170,332	$106,148
Accounts receivable, net	788,718	374,493
Inventories, net	3,992,427	2,335,679
Prepaid expenses and other current assets	167,203	136,668
Total current assets	5,118,680	2,952,988
Property, plant and equipment, net	2,911,391	1,743,104
Goodwill	1,575,924	656,037
Other intangibles, net	1,233,305	178,220
Deferred tax assets	1,186,256	1,380,942
Other assets	240,571	179,733
Total assets	$12,266,127	$7,091,024

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current maturities of long-term debt and lease financing obligations	$22,267	$16,184
Accounts payable	1,638,674	902,807
Accrued salaries, wages and other current liabilities	1,093,136	670,934
Total current liabilities	2,754,077	1,589,925
Long-term debt, less current maturities	5,519,777	2,909,983
Lease financing obligations, less current maturities	160,006	174,121
Other noncurrent liabilities	1,092,852	754,149
Total liabilities	9,526,712	5,428,178

Commitments and contingencies	-	-
Stockholders' equity:
Preferred stock - Series E	120,000	120,000
Preferred stock - Series G	134,504	129,917
Preferred stock - Series H	131,235	127,385
Preferred stock - Series I	116,415	116,415
Common stock	795,430	536,686
Additional paid-in capital	3,965,143	3,118,299
Accumulated deficit	(2,500,250)	(2,462,197)
Accumulated other comprehensive loss	(23,062)	(23,659)
Total stockholders' equity	2,739,415	1,662,846
Total liabilities and stockholders' equity	$12,266,127	$7,091,024

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Thirteen Weeks ended September 1, 2007	Thirteen Weeks ended September 2, 2006
Revenues	$6,599,205	$4,288,356
Costs and expenses:
Cost of goods sold	4,802,881	3,137,321
Selling, general and administrative expenses	1,750,881	1,082,102
Store closing and impairment charges	16,587	6,446
Interest expense	123,250	68,185
Acquisition related financing commitment charge	12,900	-
Loss (gain) on sale of assets and investments, net	1,651	(2,146)

	6,708,150	4,291,908

Loss before income taxes	(108,945)	(3,552)

Income tax benefit	(39,347)	(3,222)

Net loss	$(69,598)	$(330)

Basic and diluted loss per share:

Numerator for loss per share:
Net loss	$(69,598)	$(330)
Accretion of redeemable preferred stock	(26)	(26)
Cumulative preferred stock dividends	(8,097)	(7,830)
Preferred stock beneficial conversion	(480)	-
Loss attributable to common stockholders - basic and diluted	$(78,201)	$(8,186)

Denominator:
Basic and diluted weighted average shares	781,805	523,373

Basic and diluted loss per share	$(0.10)	$(0.02)

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share amounts)
(unaudited)

	Twenty-six Weeks ended September 1, 2007	Twenty-six Weeks ended September 2, 2006
Revenues	$11,057,015	$8,625,442
Costs and expenses:
Cost of goods sold	8,038,010	6,290,407
Selling, general and administrative expenses	2,878,668	2,167,699
Store closing and impairment charges	20,617	19,034
Interest expense	191,975	137,519
Acquisition related financing commitment charge	12,900	-
Gain on sale of assets and investments, net	(2,579)	(1,355)

	11,139,591	8,613,304

(Loss) income before income taxes	(82,576)	12,138

Income tax (benefit) expense	(40,612)	1,513

Net (loss) income	$(41,964)	$10,625

Basic and diluted loss per share:

Numerator for loss per share:
Net (loss) income	$(41,964)	$10,625
Accretion of redeemable preferred stock	(51)	(51)
Cumulative preferred stock dividends	(16,127)	(15,597)
Preferred stock beneficial conversion	(556)	-
Loss attributable to common stockholders - basic and diluted	$(58,698)	$(5,023)

Denominator:
Basic and diluted weighted average shares	656,422	522,751

Basic and diluted loss per share	$(0.09)	$(0.01)

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS TO ADJUSTED EBITDA
(In thousands)

	Thirteen Weeks ended September 1, 2007	Thirteen Weeks ended September 2, 2006

Reconciliation of net loss to adjusted EBITDA:
Net loss	$(69,598)	$(330)
Adjustments:
Interest expense	123,250	68,185
Recurring income tax benefit	(39,347)	(3,222)
Depreciation and amortization	132,492	67,288
LIFO charges (a)	16,041	8,946
Store closing and impairment charges	16,587	6,446
Stock-based compensation expense	11,960	5,296
Loss (gain) on sale of assets and investments, net	1,651	(2,146)
Acquisition related financing commitment charge (b)	12,900	-
Legal and accounting expenses (c)	87	256
Incremental acquisition costs (d)	52,101	-
Closed store liquidation expense (e)	2,300	3,207
Other	1,050	800
Adjusted EBITDA	$261,474	$154,726
Percent of revenues	3.96%	3.61%

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents a charge for financing commitments related to the acquisition of Jean Coutu, USA.

(c)	Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

(d)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(e)	Represents costs to liquidate inventory at stores that are in the process of closing.

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET (LOSS) INCOME TO ADJUSTED EBITDA
(In thousands)

	Twenty-six Weeks ended September 1, 2007	Twenty-six Weeks ended September 2, 2006

Reconciliation of net (loss) income to adjusted EBITDA:
Net (loss) income	$(41,964)	$10,625
Adjustments:
Interest expense	191,975	137,519
Recurring income tax (benefit) expense	(40,612)	1,513
Depreciation and amortization	200,411	133,420
LIFO charges (a)	25,332	17,892
Store closing and impairment charges	20,617	19,034
Stock-based compensation expense	18,574	8,606
Gain on sale of assets and investments, net	(2,579)	(1,355)
Acquisition related financing commitment charge (b)	12,900	-
Legal and accounting expenses (c)	243	357
Incremental acquisition costs (d)	63,266	-
Closed store liquidation expense (e)	4,399	5,631
Other	1,728	1,872
Adjusted EBITDA	$454,290	$335,114
Percent of revenues	4.11%	3.89%

Notes:

(a)	Represents non-cash charges to value our inventories under the last-in first-out ("LIFO") method.

(b)	Represents a charge for financing commitments related to the acquisition of Jean Coutu, USA.

(c)	Charges consist primarily of fees paid for legal services related to defending against litigation related to prior management's business practices and to defend prior management.

(d)	Represents incremental costs related to the acquisition of Jean Coutu, USA.

(e)	Represents costs to liquidate inventory at stores that are in the process of closing.

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Thirteen Weeks ended September 1, 2007	Thirteen Weeks ended September 2, 2006

OPERATING ACTIVITIES:
Net loss	$(69,598)	$(330)
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	132,492	67,288
Store closing and impairment charges	16,587	6,446
LIFO charges	16,041	8,946
Loss (gain) on sale of assets and investments, net	1,651	(2,146)
Stock-based compensation expense	11,960	5,296
Acquisition related financing commitment charge	12,900	-
Changes in deferred taxes	(40,163)	(2,955)
Proceeds from insured loss	1,292	-
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	(90,000)	(20,000)
Proceeds from sale of inventory	8,156	-
Accounts receivable	99,600	54,044
Inventories	(265,144)	(140,672)
Prepaid expenses and other current assets	(13,583)	(12,676)
Other assets	(5,123)	475
Income taxes receivable/payable	(3,308)	(2,420)
Accounts payable	24,144	83,363
Other liabilities	22,464	(28,520)
Net cash (used in) provided by operating activities	(139,632)	16,139
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(162,186)	(66,681)
Intangible assets acquired	(15,909)	(6,162)
Change in cash restricted for acquisition	1,232,180	-
Acquisition of Jean Coutu, USA, net of cash acquired	(2,351,246)	-
Proceeds from sale-leaseback transactions	10,550	11,803
Proceeds from dispositions of assets and investments	8,397	4,731
Proceeds from insured loss	408	-
Net cash used in investing activities	(1,277,806)	(56,309)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	1,105,000	-
Net proceeds from revolver	342,000	25,000
Proceeds from financing secured by owned property	-	2,231
Principal payments on long-term debt	(4,018)	(2,675)
Change in zero balance cash accounts	87,671	3,824
Net proceeds from the issuance of common stock	2,753	1,129
Payments for preferred stock dividends	(3,845)	(3,845)
Excess tax deduction on stock options	2,651	46
Financing costs paid	(56,132)	-
Net cash provided by financing activities	1,476,080	25,710
Increase (decrease) in cash and cash equivalents	58,642	(14,460)
Cash and cash equivalents, beginning of period	111,690	111,092
Cash and cash equivalents, end of period	$170,332	$96,632

RITE AID CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(unaudited)

	Twenty-six Weeks ended September 1, 2007	Twenty-six Weeks ended September 2, 2006

OPERATING ACTIVITIES:
Net (loss) income	$(41,964)	$10,625
Adjustments to reconcile to net cash provided by operating activities:
Depreciation and amortization	200,411	133,420
Store closing and impairment charges	20,617	19,034
LIFO charges	25,332	17,892
Gain on sale of assets and investments, net	(2,579)	(1,355)
Stock-based compensation expense	18,574	8,606
Acquisition related financing commitment charge	12,900	-
Changes in deferred taxes	(39,002)	4,234
Proceeds from insured loss	8,550	-
Changes in operating assets and liabilities:
Net repayments to accounts receivable securitization	(60,000)	(5,000)
Proceeds from sale of inventory	8,156	-
Accounts receivable	56,590	7,293
Inventories	(256,035)	(100,776)
Prepaid expenses and other current assets	(1,803)	1,329
Other assets	(418)	1,490
Income taxes receivable/payable	(11,518)	(6,024)
Accounts payable	75,324	76,882
Other liabilities	33,517	(29,710)
Net cash provided by operating activities	46,652	137,940
INVESTING ACTIVITIES:
Payments for property, plant and equipment	(279,686)	(137,194)
Intangible assets acquired	(29,710)	(17,781)
Acquisition of Jean Coutu, USA, net of cash acquired	(2,356,578)	-
Proceeds from sale-leaseback transactions	10,550	31,480
Proceeds from dispositions of assets and investments	13,108	5,166
Proceeds from insured loss	5,950	-
Net cash used in investing activities	(2,636,366)	(118,329)
FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt	2,306,005	-
Net proceeds from revolver	303,000	1,000
Proceeds from financing secured by owned property	-	11,072
Principal payments on long-term debt	(7,209)	(5,170)
Change in zero balance cash accounts	100,617	(875)
Net proceeds from the issuance of common stock	11,848	2,506
Payments for preferred stock dividends	(7,690)	(7,690)
Excess tax deduction on stock options	5,522	111
Financing costs paid	(58,195)	-
Net cash provided by financing activities	2,653,898	954
Increase in cash and cash equivalents	64,184	20,565
Cash and cash equivalents, beginning of period	106,148	76,067
Cash and cash equivalents, end of period	$170,332	$96,632

RITE AID CORPORATION AND SUBSIDIARIES
SUPPLEMENTAL INFORMATION
RECONCILIATION OF NET LOSS GUIDANCE TO ADJUSTED EBITDA GUIDANCE
YEAR ENDING MARCH 1, 2008
(In thousands, except per share amounts)

	Guidance Range
	Low	High

Reconciliation of net loss to adjusted EBITDA:

Net loss	$(161,000)	$(78,000)
Adjustments:
Interest expense	440,000	440,000
Income tax benefit, net	(80,600)	(38,600)
Depreciation and amortization	480,000	480,000
LIFO charge	60,000	60,000
Store closing, liquidation, and impairment charges	70,000	70,000
Non recurring Brooks-Eckerd integration expenses	145,000	145,000
Acquisition related financing commitment charge	12,900	12,900
Stock-based compensation expense	35,000	35,000
Other	(1,300)	(1,300)
Adjusted EBITDA	$1,000,000	$1,125,000

Diluted loss per share	$(0.27)	$(0.15)